UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2020

Date of Report (Date of earliest event reported)

NRG Energy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15891	41-1724239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of Principal Executive Offices, including zip code)

(609) 524-4500

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 5, 2020, the Board of Directors (the “Board”) of NRG Energy, Inc. (the “Company”), pursuant to the recommendation of the Company’s Governance and Nominating Committee, approved an increase in the number of members on the Board from ten (10) to eleven (11) members and appointed Elisabeth B. (Lisa) Donohue to fill the newly created vacancy resulting from the increase and to serve as an independent director until her successor shall have been duly elected and qualified or until her earlier death, resignation or removal. Ms. Donohue was also appointed to serve on the Audit Committee and the Finance and Risk Management Committee of the Board. There is no arrangement or understanding between Ms. Donohue and any other person, other than the Company, pursuant to which she was appointed as a director. Ms. Donohue has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Elisabeth B. (Lisa) Donohue, age 55, recently retired from Publicis Groupe, the world’s third largest communications company where she spent 32 years advising clients on their consumer marketing efforts and business transformation. Her most recent role included serving as the chief executive officer of Publicis Spine, a data and technology start up launched by Publicis Groupe in October 2017. From April 2016 to October 2017, Ms. Donohue served as Global Brand President of the media communications agency Starcom Worldwide. From 2009 through 2016, Ms. Donohue served as chief executive officer of Starcom USA, where she drove Starcom’s digital offering and built the agency’s data and analytics practice. Ms. Donohue plays leadership roles on two non-profit boards. She is currently President of the Board of Trustees of Milton Academy based in Milton, Massachusetts and immediate past Board President of She Runs It based in New York City. She is also a director of Synacor, a NASDAQ listed company, where she serves as the chair of the compensation committee and as a member of the audit committee. Ms. Donohue graduated from Brown University with a B.A. in both Organizational Behavior & Management and Business Economics.

Effective as of October 5, 2020, Ms. Donohue will participate in the Company’s director compensation program, as described in the Company’s 2020 Proxy Statement under the caption “Director Compensation.”

A copy of the press release announcing the matters set forth in this Item 5.02 of this Current Report on Form 8-K is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of NRG Energy, Inc. dated as of October 5, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the iXBRL document contained in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

By:	/s/ Christine A. Zoino
Name:	Christine A. Zoino
Title:	VP & Corporate Secretary

Date: October 5, 2020